Exhibit 3.2

ITT EDUCATIONAL SERVICES, INC.

BY-LAWS

As Amended and Restated July 18, 2011

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ITT EDUCATIONAL SERVICES, INC.
(a Delaware Corporation)

BY-LAWS

ARTICLE I

OFFICES

SECTION 1.  Registered Office.  The registered office of ITT Educational Services, Inc. (the "Corporation") in the State of Delaware and the name of the registered agent at such address shall be as specified in the Corporation's Amended and Restated Certificate of Incorporation, or as subsequently changed as specified in the most recent certificate of change filed pursuant to law.

SECTION 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

SECTION 3.  Change of Location.  In the manner permitted by law, the Board or the Corporation's registered agent may change the address of the Corporation's registered office in the State of Delaware and the Board may make, revoke or change the designation of the registered agent.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.  Place of Meetings.  All meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board and stated in the notice of the meeting or in a waiver of notice thereof.  In lieu of holding a meeting of stockholders at a designated place, the Board, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communication.

SECTION 2.  Annual Meeting.  Annual meetings of stockholders, at which they shall elect members of the Board and transact such other business as may properly be brought before the meeting, shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of meeting or in a waiver thereof.

SECTION 3.  Special Meetings.  Special meetings of the stockholders for any purpose may be held at such time as shall be stated in the notice of the meeting or in a waiver of notice thereof.  Special meetings of stockholders may be called at any time, for any purpose or purposes, by the Chairman of the Board, the Chief Executive Officer or a majority of the Board.

SECTION 4.  Notice of Meetings.  Except as otherwise expressly required by law, written or printed notice of each annual and special meeting of stockholders stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting of the stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting.  Notice shall be provided in accordance with Article VI of these By-laws.  Notice may be given to stockholders sharing an address in the manner and to the extent permitted by applicable law.

SECTION 5.  Quorum.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with these By-laws.

SECTION 6.  Voting of Stock.  Except as is otherwise required by law, the Amended and Restated Certificate of Incorporation or these By-laws, each holder of record of shares of stock of the Corporation having voting powers shall be entitled, at each meeting of the stockholders, to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation and, if a quorum is present and unless otherwise required by the Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except with respect to the election of directors.  If, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the U.S. Securities and Exchange Commission, the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors, subject to the rights of any holders of any series of preferred stock under the Amended and Restated Certificate of Incorporation.  If, at such date, the number of nominees for director does not exceed the number of directors to be elected, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present, subject to the rights of any holders of any series of preferred stock under the Amended and Restated Certificate of Incorporation.

For purposes of this Section 6, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” that director’s election.  Abstentions and broker non-votes will not be considered as votes cast in the election of a director.  Any nominee for director who is an incumbent director and who is not elected in an election that is determined by the affirmative vote of a majority of the votes cast is expected to tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.  The Board of Directors will act on the tendered resignation and publicly disclose (by a press release, a filing with the U.S. Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.  The Board of Directors in making its decision may consider any factors or other information that it considers appropriate and relevant.  If a director’s resignation is not accepted by the Board of Directors, the director shall continue to serve until the end of the term of his or her class and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director’s resignation is accepted by the Board of Directors pursuant to this Section 6, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to the provisions of the Amended and Restated Certificate of Incorporation or these By-laws.

SECTION 7.  List of Stockholders.  At least ten (10) days before each meeting of stockholders, the Secretary or agent having charge of the stock transfer book shall make a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each.  Such list shall be subject to inspection by any stockholder for a period of ten (10) days prior to such meeting, for any purpose related to the meeting, at the principal office of the Corporation at any time during usual business hours or on a reasonably accessible electronic network.  Such list shall be produced and kept open at the time and place of meeting, or if the meeting is to be held solely by means of remote communication then on a reasonably accessible electronic network, and shall be subject to the inspection of any stockholder during the whole time of the meeting.

SECTION 8.  Stockholder Business and Nominations.

(a)  Annual Meetings of Stockholders. (i)  Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting under Section 4, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 8 and is a stockholder of record at the time of the annual meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in this Section 8 as to such business or nomination; and clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than proposals for other business properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

 (ii)  For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, then notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (a)(ii) or paragraph (b)) to the Secretary must set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (2) information relating to any agreement, arrangement or understanding, including a voting commitment, or any relationship, including financial transactions and compensation, between such person and the stockholder or any Stockholder Associated Person (as defined in Section 8(c)(ii) below); provided, that the Corporation may also require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director;

(B) as to any business, other than the nomination of a director or directors, that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and any Stockholder Associated Person in such business, (2) a description of all agreements, arrangements and understandings between such stockholder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (3) if the proposal or business is to be included in the Corporation’s proxy statement, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment); and

(C) as to the stockholder giving the notice and any Stockholder Associated Person, (1) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address, if different, of such Stockholder Associated Person, (2) the class, series and number of all shares of stock of the Corporation which are held of record or are beneficially owned by such stockholder and by such Stockholder Associated Person, (3) the nominee holder for, and the number of, shares owned beneficially but not of record by such stockholder and by such Stockholder Associated Person, (4) any derivative position, including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, directly or indirectly held or beneficially held by such stockholder and such Stockholder Associated Person, and whether and the extent to which any hedging, equity swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or interest or any borrowing or lending of shares of stock) has been made by, such stockholder or such Stockholder Associated Person with respect to any shares of stock of the Corporation, or whether such stockholder or Stockholder Associated Person has an economic interest in the Corporation not reported as record or beneficial ownership, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (6) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (7) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or through a qualified representative at the meeting to propose such nomination or business, and (8) a representation whether such stockholder or Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal, and the information called for by this paragraph (ii)(C) shall be supplemented by such stockholder and Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 4.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 8 and is a stockholder of record at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 8 as to such nomination; and clause (ii) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 8 with respect to any nomination shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to the date of such special meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8.  Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination was made, or any business proposed to be brought before the meeting was proposed, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(8) of this Section 8) and, if any proposed nomination or proposed business is not in compliance with this Section 8, to declare that such defective nomination or proposal shall be disregarded.  Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposal, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)  For purposes of these By-laws, (A) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (B) “Stockholder Associated Person” of any stockholder shall mean (1) any person or entity controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person or entity controlling, controlled by or under common control with a Stockholder Associated Person as defined in the foregoing clauses (B)(1) or (B)(2).

(iii)  Notwithstanding the foregoing provisions of this Section 8, a stockholder seeking to include a nomination or other business in a proxy statement prepared by the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraphs (a)(i)(C) or (b) of this Section 8.  Nothing in this Section 8 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under law, the Amended and Restated Certificate of Incorporation or these By-laws.

SECTION 9.  Proxies.  At all meetings of stockholders, a stockholder may vote by proxy authorized by an instrument in writing or by an electronic transmission permitted by the laws of the State of Delaware by the stockholder or his duly authorized attorney-in-fact.

SECTION 10.  Inspectors.  The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may appoint one or more inspectors.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and the fact of proxies, and shall receive votes, ballots or consents herein, determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector on an election of directors.  Inspectors need not be stockholders.

SECTION 11.  No Written Consent.  No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders.

SECTION 12.  Conduct of Meetings.  The Chairman of the Board shall preside at all meetings of the stockholders.  If the Chairman has not been elected or is not present, then the Chief Executive Officer shall preside.  The Secretary of the Corporation, or in his absence, an Assistant Secretary, if any, shall act as Secretary of every meeting, but if neither the Secretary nor the Assistant Secretary is present, the Chairman or the Chief Executive Officer (as the case may be) shall appoint a secretary of the meeting.

ARTICLE III

DIRECTORS

SECTION 1.  Number.  The Board shall consist of at least three (3), but no more than twenty (20) directors, as shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors; provided, however, that no decrease in the number comprising the entire Board made pursuant to this Section 1 shall shorten the term of any incumbent director.  As provided by ARTICLE V of the Amended and Restated Certificate of Incorporation, the directors shall be divided into three classes and the number of directors in each such class shall be as set forth therein.  Unless otherwise provided by the Amended and Restated Certificate of Incorporation, successors to each class of directors shall be elected for a three-year term at the annual meeting for the year in which the term of such class of directors expires and each such director elected shall hold office for a term continuing until the annual meeting held in the third year following the year of his or her election and until his or her successor is duly elected and qualified or until his or her resignation, death or removal; provided, that in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of directors may be held at any special meeting of the stockholders called for that purpose.

SECTION 2.  Nominations.  Nominations of persons for election as directors may be made only in accordance with Article II, Section 8 of these By-laws.

SECTION 3.  Duties and Powers.  The business affairs of the Corporation shall be managed by its Board which may exercise all such powers of the Corporation including all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

SECTION 4.  Place of Meeting.  Meetings of the Board, regular or special, may be held either within or without the State of Delaware.

SECTION 5. Annual Meeting.  The first meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the consent in writing of all of the directors.

SECTION 6.  Regular Meetings.  Regular meetings of the Board may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

SECTION 7.  Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, if one shall have been elected, the Chief Executive Officer of the Corporation or by a majority of the entire Board.

SECTION 8.  Notice of Meetings.  Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary at least twenty-four (24) hours before the time at which such meeting is to be held, and shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which the directors may be deemed to be present in person and vote at such meeting.  Except as otherwise required by the By-laws, neither the business to be transacted at, nor the business or the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.  Notice of such meeting shall be provided in accordance with Article VI of these By-laws.

SECTION 9.  Quorum and Voting.  A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Amended and Restated Certificate of Incorporation.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by statute or by the Amended and Restated Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting to another time and place.  Notice of the time and place of any adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and an individual director shall have no authority to act except through the Board.

SECTION 10.  Action Without a Meeting.  Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions setting forth actions so taken are filed with the minutes of the proceedings of the Board or committee, as the case may be.

SECTION 11.  Participation by Remote Communications.  One or more members of the Board, or any committee designated by the Board, may participate in a meeting of such Board, or committee of the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

SECTION 12.  Books.  The directors may keep the books of the Corporation, except as such are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

SECTION 13.  Compensation.  The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

SECTION 14.  Vacancies.  Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal from office, retirement or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified.

SECTION 15.  Removal.  Any director may be removed from office with cause, by an affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.  Any director may be removed from office with cause by the affirmative vote of a majority of the members of the Board, other than the director who is subject to a removal vote.

SECTION 16.  Organization.  The Board may appoint one of its members as Chairman of the Board.  The Chairman of the Board (or if there be no Chairman or in his or her absence, the Chief Executive Officer) shall preside over all meetings of the Board and stockholders.

SECTION 17.  Standing Committees.  By resolution adopted by a majority of the entire Board and based on the recommendations of the Nominating and Corporate Governance Committee, the Board shall elect, from among its members, individuals to serve on the Standing Committees established hereunder.  Each Standing Committee shall be comprised of such number of Directors, not less than three, as shall be elected to such Committee, provided that no officer or employee of the Corporation shall be eligible to serve on any of the Standing Committees.  Each Committee shall keep a record of all its proceedings and report the same to the Board.  One-third of the members of a Committee, but not less than two, shall constitute a quorum, and the act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of the Committee.  Each Committee shall meet at the call of its chairperson or any two of its members.  The chairpersons of the various Committees shall preside, when present, at all meetings of such Committees, and shall have such powers and perform such duties as the Board may from time to time prescribe.  The Standing Committees of the Board, and functions of each, are as follows:

(a)  Audit Committee.  The Audit Committee will perform the duties and functions set forth in the Charter of the Audit Committee as adopted by the Board of Directors.

(b)  Compensation Committee.  The Compensation Committee will perform the duties and functions set forth in the Charter of the Compensation Committee as adopted by the Board of Directors.

(c)  Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will perform the duties and functions set forth in the Charter of the Nominating and Corporate Governance Committee as adopted by the Board of Directors.

SECTION 18.  Other Committees.  By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees, Standing or otherwise, as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with the laws of Delaware, the Amended and Restated Certificate of Incorporation and these By-laws.

SECTION 19.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the principal executive officer of the Corporation addressed to the Chief Executive Officer, Secretary or the Chairman of the Board.  Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board, the Chief Executive Officer or the Secretary.

ARTICLE IV

OFFICERS

SECTION 1.  General.  The officers of the Corporation shall be chosen by the Board and may be a Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary, Chief Financial Officer and Treasurer and as otherwise required by law. Any two or more offices may be held by the same person.

SECTION 2.  Election.  The Board at its first meeting after each annual meeting and from time to time, as vacancies occur, shall elect officers, none of whom need be a member of the Board, who shall exercise such powers and perform such duties as shall be set forth in these By-laws and as determined from time to time by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board may be removed with or without cause at any time by the Chairman, Chief Executive Officer, President or a majority of the Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.  The salaries of all officers of the Corporation shall be fixed by the Board.

SECTION 3.  Other Officers.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4.  Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or as may be provided by these By-laws or by law.

SECTION 5.  Chief Executive Officer. The Chief Executive Officer shall be the chief executive and principal policymaking officer of the Corporation. Subject to the authority of the Board of Directors, he or she shall formulate the major policies to be pursued in the administration of the Corporation's affairs.  The Chief Executive Officer shall have general direction of the business of the Corporation, and shall authorize the other officers of the Corporation to exercise such powers as he or she, in his or her discretion, may deem to be in the best interest of the Corporation.  He or she shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are placed into effect and carried out.  He or she shall see that all orders and resolutions of the Board are carried into effect and shall do and perform such other duties as may from time to time be assigned to him or her by the Board.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the stockholders and, if a Director, at meetings of the Board of Directors.

SECTION 6.  President. Subject to the provisions of Sections 4 and 5, the President shall exercise the powers and perform the duties which ordinarily appertain to such office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and the Chief Executive Officer, or as may be provided for in these By-Laws.  In connection with the performance of his or her duties, he or she shall keep the Chairman of the Board and the Chief Executive Officer fully informed as to all phases of the Corporation's activities. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at meetings of the stockholders and, if a Director, at meetings of the Board of Directors.

SECTION 7.  Vice President.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board, shall, in the absence or disability of the Chief Executive Officer and President, perform the duties and have such other powers as the Board may from time to time prescribe.

SECTION 8.  Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board in accordance with the By-laws and as required by law, and shall perform such other duties as may be prescribed by the Board, Chief Executive Officer or President, under whose supervision he or she shall be.  He or she shall have custody of the records and corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

SECTION 9.  Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer of the Corporation and shall perform all of the duties customary to that office.  He or she shall be responsible for all of the Corporation's financial affairs, subject to the supervision and direction of the Chief Executive Officer and President, and shall have and perform such further powers and duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or President may, from time to time, delegate to him or her.

SECTION 10.  Treasurer and Assistant Treasurers.  The Treasurer shall perform all of the duties customary to that office and shall be responsible for maintaining the Corporation's accounting books and records and preparing its financial statements, subject to the supervision and direction of the Chief Financial Officer and other superior officers within the Corporation. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V

CAPITAL STOCK

SECTION 1.  Form and Signature.  The shares of the Corporation may be represented by certificates or may be uncertificated, as provided under the laws of the State of Delaware.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person(s) to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

SECTION 2.  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation and/or the Board may require the owner of such lost, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or issuance of any such new certificate or uncertificated shares.  Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate or uncertificated shares, except pursuant to legal proceedings under the laws of the State of Delaware.

SECTION 3.  Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation, if any, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, the Corporation will issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. Upon the receipt by the Corporation or the transfer agent of the Corporation, if any, of proper transfer instructions from the registered owner of uncertificated shares or proper evidence of succession, assignment or authority to transfer, and, in the event that the stock records of the Corporation indicate that there is an agreement restricting transfer of the shares, proper evidence of compliance with such agreement, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 4.  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owners of shares, and shall not be bound to recognize any equitable or legal claim or claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 5.  Regulations.  Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with the By-laws, as it may deem expedient concerning the issue, transfer and registration of the securities of the Corporation.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

SECTION 6.  Record Date.  For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitlements to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date.  Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

ARTICLE VI

NOTICES

SECTION 1.  Notices.  Whenever, under the provisions of law or of the Corporation's Amended and Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any stockholder, such notice may be given (a) in writing by depositing the same in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with applicable law.  All notices given to stockholders by mail, as above provided, shall be deemed to have been given as at the time of mailing.  All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

Whenever, under the provisions of law or of the Corporation’s Amended and Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director, such notice may be given personally, by telephone, by mail, by express delivery service, or by electronic transmission, in each case to the address provided by the director to the Corporation.  All notices given to directors (i) personally or by telephone, shall be deemed to have been given when received; (ii) by mail, shall be deemed to have been given two (2) days after depositing the same in the United States mail, postage prepaid; (iii) by express delivery service, shall be deemed to have been given on the date shown on the confirmation of delivery issued by the delivery service; and (iv) by a form of electronic transmission, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location provided by the director to the Corporation.

For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 2.  Waiver of Notice.  Whenever a notice is required to be given by any provision of law or under the provisions of the Amended and Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  In addition, attendance of a person at a meeting in person or by proxy without protesting at the beginning of the meeting, the lack of notice thereof to him or her, shall be conclusively deemed to be a waiver of notice of such meeting.

ARTICLE VII

INDEMNIFICATION

SECTION 1.  Nature of Indemnity.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2.  Successful Defense.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this ARTICLE VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 3.  Determination That Indemnification Is Proper.  Any indemnification of a director or officer of the Corporation under Section 1 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this ARTICLE VII.  Any indemnification of an employee or agent of the Corporation under Section I of this ARTICLE VII (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this ARTICLE VII.  Any such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

SECTION 4.  Advance Payment of Expenses.  Expenses (including attorneys' fees) incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the current or former director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VII.  Such expenses (including attorneys' fees) incurred by other current or former employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.  The Board may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 5.  Procedure for Indemnification of Directors and Officers.  Any indemnification of a director or officer of the Corporation under Section 1 of this ARTICLE VII, or advance of costs, charges and expenses to a director or officer under Section 4 of this ARTICLE VII, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer.  If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request.  If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the director or officer in any court of competent jurisdiction.  Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this ARTICLE VII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this ARTICLE VII, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this ARTICLE VII, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6.  Survival; Preservation of Other Rights.  The foregoing indemnification and advancement of expenses provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a "contract right" becomes vested at the time the director, officer, employee or agent begins to serve in such position, and may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification and advancement of expenses provided by this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.  Insurance.  The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VII.

SECTION 8.  Severability.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII

GENERAL PROVISIONS; DIVIDENDS

SECTION 1.  Dividends.  Subject to the provisions of the Amended and Restated Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Amended and Restated Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 2.  Checks.  All checks, drafts, bills, demands for money and notes of the Corporation or other orders or payment of money shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate and, in the absence of such designation, such checks, drafts, bills, demands for money and notes of the Corporation or other orders or payment of money shall be signed by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of the Corporation.

SECTION 3.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

SECTION 4.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware" and the date of incorporation.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 5.  General and Special Bank Accounts.  The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time.  The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

SECTION 6.  Loans.  Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book, and in the absence of any such designation, the Chief Executive Officer, President, Chief Financial Officer or any Vice President of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith.

SECTION 7.  Execution of Documents.  The Chief Executive Officer, President or any Vice President of the Corporation may, in the Corporation’s name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors, unless otherwise directed by the Board of Directors, otherwise provided herein or in the Corporation's Amended and Restated Certificate of Incorporation, or as otherwise required by law.

ARTICLE IX

AMENDMENTS OF BY-LAWS

The Board shall have the express power, without a vote of stockholders, to adopt any By-law, and to amend, alter or repeal the By-laws of the Corporation, except to the extent that the By-laws or the Amended and Restated Certificate of Incorporation otherwise provide.  The Board may exercise such power upon the affirmative vote of a majority of the entire Board.  Stockholders may adopt any By-law, or amend, alter or repeal the By-laws of the Corporation, upon the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding voting shares of the Corporation, voting together as a single class.

ARTICLE X

CONSTRUCTION

In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Amended and Restated Certificate of Incorporation shall be controlling.